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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

        We hereby consent to:

        The use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-191913) on Form S-11 of Carey Watermark Investors Incorporated of our report dated April 24, 2014 relating to the financial statements of the Holiday Inn Manhattan 6th Avenue Chelsea as of and for the years ended December 31, 2012 and 2011, appearing in the Prospectus, which is part of this Registration Statement.

        The incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-191913) on Form S-11 of Carey Watermark Investors Incorporated of:

  •
  Our report dated September 18, 2012 relating to the financial statements of Lake Arrowhead Resort and Spa as of and for the years ended December 31, 2011 and 2010 to Carey Watermark Investors Incorporated's Form 8-K/A filed on September 20, 2012;

  •
  Our report dated December 13, 2012 relating to the financial statements of Westin Atlanta North at Perimeter as of and for the years ended December 31, 2011 and 2010 to Carey Watermark Investors Incorporated's Form 8-K/A filed on December 13, 2012;

  •
  Our report dated February 15, 2013 relating to the financial statements of the Courtyard by Marriott Mission Valley as of and for the nine month period ended September 30, 2012 and as of and for the year ended December 31, 2011 to Carey Watermark Investors Incorporated's Form 8-K/A filed on February 20, 2013;

  •
  Our report dated May 2, 2013 relating to the financial statements of the Fairwood Hotel Portfolio as of and for the years ended December 31, 2012 and 2011 to Carey Watermark Investors Incorporated's Form 8-K/A filed on May 3, 2013;

  •
  Our report dated May 22, 2013 relating to the financial statements of the Courtyard by Marriott Shadyside as of and for the year ended December 31, 2012 to Carey Watermark Investors Incorporated's Form 8-K/A filed on May 23, 2013;

  •
  Our report dated October 16, 2013 relating to the financial statements of the Raleigh Marriott City Center as of and for the years ended December 31, 2012 and 2011 to Carey Watermark Investors Incorporated's Form 8-K/A filed on October 21, 2013.

  •
  Our report dated January 7, 2014 relating to the financial statements of the Hawks Cay Resort as of and for the nine month period ended September 30, 2013 and as of and for the year ended December 31, 2012 to Carey Watermark Investors Incorporated's Form 8-K/A filed on January 7, 2014;

  •
  Our report dated March 3, 2014 relating to the statements of revenues and direct expenses including depreciation and amortization of the Renaissance Chicago Downtown Hotel for the period from December 29, 2012 to September 30, 2013 (successor), period from June 29, 2012 to December 28, 2012 (successor) and period from December 31, 2011 to June 28, 2012 (predecessor) to Carey Watermark Investors Incorporated's Form 8-K/A filed on March 5, 2014;

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ MCGLADREY LLP
Chicago, Illinois April 25, 2014

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  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM